EXHIBIT 4.8

                                    EXHIBIT A
                                    ---------
                                 FORM OF WARRANT
                                 ---------------

NEITHER THE WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE PURCHASER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


                                Warrant No.: W-__


                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                             ----------------------

     THIS CERTIFIES THAT, Michael Gardner ("Purchaser") is entitled to purchase under this Warrant, 9,922,500 shares (as adjusted pursuant to provisions hereof, the "Shares") of Common Stock, of Nettaxi.com, a Nevada corporation (the "Company"), at a price per share of $0.21(the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

     1.     Term.  Subject to the provisions of Section 2 hereof, this Warrant
            ----
is exercisable, in whole or in part, at any time and from time to time from and after the Effective Date of the Merger, as defined in the Merger Agreement between the Company, RAE Systems Inc. and RAES Acquisition Corporation (the "Merger Agreement")(the "Date of Issuance") and prior to 5 p.m. New York time on the date three years following the original Date of Issuance of this Warrant (the "Expiration Date"); provided, however, that such Expiration Date shall be extended by any number of days by which Purchaser is unable to sell Shares pursuant to the provisions of Section 5.4 herein. If the Merger does not close, this Warrant shall be null and void.

     2.     Method of Exercise; Payment; Issuance of New Warrant.  This Warrant
            ----------------------------------------------------
may be exercised by the Purchaser hereof, in whole or in part and from time to time, by the surrender of this Warrant (with a notice of exercise in the form attached as Exhibit A and the investment representation certificate in the form
            ---------
attached as Exhibit B duly executed) at the principal office of the Company and
            ---------
by the payment to the Company, either (i) by check or wire transfer of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased (the "Aggregate Exercise Price"), (ii) the surrender to the Company of securities of the Company having a market value equal to the Aggregate Exercise Price (or a portion thereof in the case of a partial exercise) of the Shares being purchased upon such exercise, or (iii) this Warrant (or a portion thereof in the case of a partial exercise) without the payment of the Aggregate Exercise Price as provided in clause (i) or (ii) above,


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together with a statement to the effect that Purchaser elects to receive the number of Shares receivable upon such exercise less the number of Shares having a market value equal to the Aggregate Exercise Price; provided, however, that if the Shares are saleable pursuant to an effective registration statement filed with the Securities and Exchange Commission with respect to such Shares, at the request of the Company, any and all exercises with respect to this Warrant must be paid in the manner set forth in clause (i) above with respect to fifty percent (50%) of such exercise(s) (i.e., 50% of the Aggregate Exercise Price (or portion thereof in the case of a partial exercise) must be paid in cash).
Absent written instructions to the contrary, the person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the Purchaser(s) of record of, and shall be treated for all purposes as the record Purchaser(s) of the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Purchaser hereof as soon as possible and in any event within fifteen days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Purchaser hereof as soon as possible and in any event within such fifteen-day period. The Company shall register the Shares on a Form S-8, if available, or as set forth in Section 9.3 of the Merger Agreement and Plan of Reorganization dated as of January 9, 2002 by and among the Company, RAE Systems Inc. and RAES Acquisition Corporation.

     3.     Securities Fully Paid; Reservation of Shares.  All shares of Common
            --------------------------------------------
Stock that may be issued upon the exercise of the rights represented by this Warrant, upon issuance, will be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

     4.     Adjustment of Warrant Price and Number of Shares.  The number and
            ------------------------------------------------
kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          4.1     Reclassification or Merger.  In case of any reclassification,
                  --------------------------
change or conversion of securities in the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, unless this Warrant shall have been exercised or terminated in accordance with its terms, the Purchaser of this Warrant shall have the right to exercise this Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a Purchaser of one share of Common Stock. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, mergers and transfers.


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          4.2     Subdivisions or Combination of Shares.  If the Company at any
                  -------------------------------------
time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted. Such adjustments shall include but not be limited to, adjustments for the 1 for 5.67 reverse stock split contemplated for the Merger Agreement to occur subsequent to the date hereof.

          4.3     Stock Dividends.  If the Company at any time while this
                  ---------------
Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs 4.1 and 4.2), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be proportionately adjusted.

     5.     Compliance with Securities Laws.
            -------------------------------

          5.1     Accredited Investor.  This Warrant is conditioned upon, and by
                  -------------------
its acceptance hereof Purchaser hereby confirms, that Purchaser is an "accredited investor" as that term is defined under Regulation D under the Securities Act of 1933.

          5.2     Legend.  Upon issuance, the Shares shall be imprinted with a
                  ------
legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

together with any legend required under applicable State securities laws.

          5.3     Compliance with Securities Laws on Transfer.  This Warrant and
                  -------------------------------------------
the Shares issuable upon exercise of this Warrant may be transferred or assigned in whole or in part in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).

5.4     "Market Stand-Off" Agreement.  Purchaser hereby agrees that in
        ----------------------------
connection with any underwritten public offering by the Company, during the period of duration (not to exceed 90 days) specified by the Company and an underwriter of common stock of the Company following the effective date of the registration statement of the Company filed under the Securities Act with respect to such offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who


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agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration.

     6.     Fractional Shares.  No fractional shares of Common Stock will be
            -----------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     7.     Shareholder Rights.  No Purchaser of the Warrant, as such, shall be
            ------------------
entitled to vote or receive dividends or be deemed the Purchaser of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     8.     Modification and Waiver.  This Warrant and any provision hereof may
            -----------------------
be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     9.     Notices.  Any notice, request or other document required or
            -------
permitted to be given or delivered to the Purchaser hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such Purchaser at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant.

     10.     Lost Warrants or Stock Certificates.  Upon receipt of evidence
             -----------------------------------
reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     11.     Governing Law.  This Warrant shall be construed and enforced in
             -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

     12 Entire Agreement; Successors and Assigns. This Agreement and the documents and instruments attached hereto constitute the entire agreement between Holder and the Company relative to the subject matter hereof. Any previous agreements between the parties are superseded by this Agreement. Subject to any exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.


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     IN WITNESS WHEREOF, this Warrant has been executed as of the Date of
Issuance.

"COMPANY"                              NETTAXI.COM



                                       By:

                                       Address:

"PURCHASER"                            Michael Gardner



                                       By:

                                       Address:   The Trump Building
                                                  at 40 Wall Street
                                               New York, New York  10005



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